Exhibit 15.2

[Letterhead of Fangda Partners]

April 22, 2016

E-House (China) Holdings Limited
Qiushi Building, 11/F
383 Guangyan Road, Zhabei District
Shanghai 200072
People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under “Item 4. Information on the Company—B. Business Overview—Regulation” in E-House (China) Holdings Limited’s Annual Report on Form 20-F for the year ended December 31, 2015, which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2016, and further consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-148058, No. 333-170447, No. 333-181508 and No. 333-190812). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2015.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Fangda Partners
Fangda Partners